Privileged and Confidential
                                                           September 18, 2001
                                                  [ ]       Consultant's Copy
                                                  [X]          Company's Copy

      ENGLISH LANGUAGE LEARNING & INSTRUCTION SYSTEM, INC.
NON-DISCLOSURE, INTELLECTUAL PROPERTY AND NONCOMPETITION AGREEMENT


To Dr. Frank Otto:

By accepting and continuing your role as a consultant with English Language Learning & Instruction System, Inc., a Delaware corporation (the "Company"), you acknowledge that you perform services for the Company in a position that allows you access to various trade secrets and confidential information belonging to the Company and its affiliates. You agree that the Company has a legitimate business Interest in preserving its confidential information and business secrets from unauthorized disclosure, in protecting its goodwill, and in protecting its special investment in your extensive and specialized training. You agree to the provisions of this Agreement in consideration of the Company's use of you as a consultant and the payments you will receive from the Company (or its successor or transferee) in your role as a consultant.

Secrecy

Preserving Company Confidences -- Your role as a consultant with the Company under, and if applicable, before this Agreement, has given or will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company or "Company Group" (consisting of the Company and its direct or indirect parent, successors, assigns, or subsidiaries) to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your consulting duties to the Company or the Company Group (or with the Board's prior written consent), directly or indirectly, use, disclose, or publish, or knowingly or negligently permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing role as a consultant, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

Preserving Others' Confidences -- You agree not to use in working for the Company Group and not to disclose to the Company Group any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to inform the Company promptly in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.


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Confidential Information -- "Confidential Information" includes, without limitation, any matters protected under the Uniform Trade Secrets Act and any information that the Company or the Company Group has not previously disclosed to the public or to the trade with respect to the Company's or the Company Group's present or future business, including its operations, services, products, research, inventions, invention disclosures, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, systems, trade secrets, copyrights, software, source code, object code, patent applications, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group, but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence. You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your consulting arrangement with the Company or the Company Group.

Exclusive Property

You confirm that all Confidential Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your consulting arrangement and all business records, business papers, and business documents you keep or create, whether on digital media or otherwise, in the course of your consulting arrangement with the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of your consulting arrangement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment (including computers) and any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your consulting arrangement. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your consulting arrangement with the Company Group.


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Copyrights, Discoveries, Inventions, and Patents

You agree that all records, in whatever media (including written works), documents, papers, notebooks, drawings, designs, technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works you conceive, create, author, prepare derivative works from, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials, personnel, or Confidential Information in the course of your consulting arrangement (whether or not during usual working hours), whether conceived, created, authored, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trademark, service mark, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your consulting arrangement with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author, inventor, creator, or facilitator (whether solely or jointly) of any such copyrightable works and the right not to have any such works subjected to derogatory treatment. You recognize any such works are "works for hire" for which the Company Group retains all rights, title, and interest to any underlying intellectual property rights, including copyright protections. You will promptly disclose, and hereby grant, and assign all rights, title, and interest in ownership to the Company (or other member of the Company Group, as specified by the Company) for its or their sole use and benefit any and all intellectual property, including all ideas, processes, inventions, invention disclosures, discoveries, improvements, technical information, trademarks, service marks, and copyrightable works (whether patentable or not) that you develop, acquire, conceive, reduce to practice, author, or prepare derivative works from (whether or not during usual working hours) while you are a consultant with the Company or the Company Group. You will promptly disclose and hereby grant and assign ownership to the Company of all intellectual property, including utility and design patents, copyrights, and trademarks, or service marks, including any associated registrations, applications, renewals, extensions, continuations, continuations-in-part, divisions, or reissues thereof or any foreign equivalents thereof (such intellectual property and related rights being referred to collectively as "Protected Interests"), that may at any time be filed or granted for or upon any such intellectual property. In connection therewith:

     You will, without charge but at the Company's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any Protected Interests in the Company and to

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     enable it to obtain and maintain the entire worldwide right and title thereto; and

     You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such Protected Interests, in the prosecution or defense of interferences that may be declared involving any such Protected Interests, and in any litigation in which the Company or the Company Group may be involved relating to any such Protected Interests. The Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the Company Group no longer uses your services as a consultant.

You and the Company agree that Exhibit A lists and briefly describes works, inventions, discoveries, proprietary information, patents and patent applications, and copyrighted or copyrightable works (including contemplated works) that the Company will not contest are owned (or will be owned) by you or any entity to which you have assigned them. You agree that you have no ownership interest in any other such works or related patents or copyrights that relate in any way to the business of the Company or the Company Group. This Copyrights, Discoveries, Inventions and Patents section does not apply to an invention that you conceived, developed, reduced to practice, or created entirely on your own time except for any invention that is, in whole or part, an "employment invention" because (a) you conceived, developed, reduced to practice, or created it (i) within the scope of your consulting arrangement,
(ii) while working as a consultant for the Company, or (iii) with the aid, assistance, or use of the Company's property, equipment, facilities, supplies, or intellectual property, (b) it results from any work, services, or duties you performed for the Company, (c) it relates to the Company's industry or trade, or (d) it relates to the Company's current or demonstrably anticipated business research or development. You agree for this purposes of this paragraph that the Company includes any member of the Company Group for which you have provided services.

To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that have been or become incorporated in the work product you create for the Company Group, you agree that the Company (and/or, as the Company specifies, other members of the Company Group) will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license in such intellectual property, including the rights to make, use, sell, offer for sale, and sublicense (through multiple tiers), reproduce, prepare derivative works from, distribute copies of, publicly perform, or publicly display such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

No Competition

You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That


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prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph, You further agree not to use, incorporate, or otherwise create any business organization or domain name using, any name confusingly similar to "English Language Learning and Instruction System, Inc." "ELLIS" or any other name under which the Company does business.

You acknowledge that, during the portion of the Restricted Period that follows your consulting arrangement, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

You understand and agree that the rights and obligations set forth in this No Competition Section will continue and will survive through the Restricted Period.

Definitions

Competing Business -- Competing Business means any service or product of any person or organization other than the Company and its successors, assigns, or subsidiaries (collectively, the "Company Group") that competes with any service or product of the Company Group provided by any member of the Company Group during your consulting arrangement or upon which or with which you have worked for the Company or the Company Group or about which you acquire knowledge while working for the Company or the Company Group. Competing Business includes any enterprise engaged in the provision of English as a Second Language software products.

Market Area -- The Market Area consists of the United States. You agree that the Company provides goods and services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates globally.

Restricted Period -- For purposes of this Agreement, the Restricted Period begins on the date you sign this Agreement and ends at the first anniversary of the date your consulting arrangement with the Company Group ends for any reason.

No Interference; No Solicitation

During the Restricted Period, you agree that you will not, directly or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally

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     solicit any person or entity who is, or was, within the 24 months preceding the end of your consulting arrangement with the Company, a customer, prospect (with respect to which any member of the Company Group has incurred substantial costs or with which you have been involved), or client of the Company Group within the Market Area, with the 24 month period reduced to 12 months for prospects with which you have not been involved;

     hire away or endeavor to entice away from the Company Group any employee or any other person or entity whom the Company Group engages to perform services or supply products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

     hire any person whom the Company Group employs or employed within the prior 12 months.

Maximum Limits

If any of the provisions of this Agreement are ever deemed to exceed the time or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time and activity limitations the law permits; provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

Injunctive Relief

Without limiting the remedies available to the Company, you acknowledge:

     that a breach of any of the covenants in this Agreement may result in material irreparable injury to the Company and Company Group for which there is no adequate remedy at law, and that it may not be possible to measure damages for such injuries precisely.

You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Agreement or such other relief as may be required to specifically enforce any of the covenants in this Agreement. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's or the Company Group's recovery of monetary damages and compensation. You also agree that the period during which the covenants hereunder by their terms survive will


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extend for all periods for which a court with personal jurisdiction over you finds that you violated this Agreement.

Assignment

The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to:

     any parent, affiliate, or subsidiary of the Company or

     any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or to which the Company transfers its assets or that acquires all or substantially all of the stock or assets of the division or subsidiary to which you primarily provide services.

Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes. This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal representatives of your estate. You may not assign or delegate this Agreement.


Severability

If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver

Neither you nor the Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by you and a duly authorized officer of the Company. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Governing Law

The laws of the State of Utah (other than its conflict of laws provisions) govern this Agreement.

No Effect on Service Relationship

Nothing in this Agreement restricts the Company's rights or those of any of its affiliates to terminate your consulting arrangement or other relationship at any time, with or without cause. The termination of your consulting arrangement or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under any applicable consulting agreement.


Please sign and date below to indicate your agreement to these provisions. We encourage you to consult with advisers you choose to help you understand your obligations under this Agreement.



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      English Learning Language and Instruction System, Inc.

Accepted and agreed:


/s/ Frank Otto
---------------------------
Dr. Frank Otto

Dated: September 19, 2001


                 English Language Learning and Instruction System Inc.

                 By: /s/ Tim Otto
                     ------------------------------------------------

                 Name: TIM OTTO
                 Title: PRESIDENT, CEO